EXHIBIT 21 — Subsidiaries of Registrant, Clear Channel Communications, Inc.

Name	State of Incorporation
* See note below

*1567 Media, LLC	DE
Ackerley Broadcast Operations, LLC	DE
Ackerley Broadcasting of Fresno, LLC	DE
Ackerley Ventures, Inc.	WA
AK Mobile Television, Inc.	WA
AMFM Air Services, Inc.	DE
AMFM Broadcasting Licenses, LLC	DE
AMFM Broadcasting, Inc.	DE
AMFM Holdings, Inc.	DE
AMFM Inc.	DE
AMFM Internet Holding, Inc.	DE
AMFM Michigan, LLC	DE
AMFM Operating, Inc.	DE
AMFM Radio Group, Inc.	DE
AMFM Radio Licenses, LLC	DE
AMFM Shamrock Texas, Inc.	TX
AMFM Texas Broadcasting, LP	DE
AMFM Texas Licenses, LP	DE
AMFM Texas, LLC	DE
Austin Tower Company	DE
Bel Meade Broadcasting Corporation, Inc.	DE
Broadcast Architecture, Inc.	MA
Broadcast Finance, Inc.	OH
Capstar Broadcasting Partners, Inc.	DE
Capstar Radio Operating Company	DE
Capstar TX, LP	DE
CC Broadcast Holdings, Inc.	NV
CC Holdings-Nevada, Inc.	NV
CC Identity GP, LLC	DE
CC Identity Holdings, Inc.	NV
CC Licenses, LLC	DE
CCB Texas Licenses, LP	TX
CCBL FCC Holdings, Inc.	NV
CCBL GP, LLC	DE
Central NY News, Inc.	WA
Christal Radio Sales, Inc.	DE
Cine Guarantors II, Inc.	CA
Citi GP, LLC	DE
Citicasters Co.	OH
Citicasters FCC Holdings, Inc.	NV
Citicasters Licenses, LP	NV
*Clear Channel Adshel, Inc.	DE
Clear Channel Aviation, LLC	DE

Name	State of Incorporation
Clear Channel Broadcasting Licenses, Inc.	NV
Clear Channel Broadcasting, Inc.	NV
Clear Channel Collective Marketing, LLC	DE
Clear Channel Communications, Inc.	TX
Clear Channel Company Store, Inc.	NV
*Clear Channel Digital Mall Networks, LLC	DE
Clear Channel GP, LLC	DE
Clear Channel Holdings, Inc.	NV
Clear Channel Identity, LP	TX
Clear Channel Intangibles, Inc.	DE
Clear Channel Investments, Inc.	NV
*Clear Channel LA, LLC	DE
Clear Channel Management Services, LP	TX
Clear Channel Mexico Holdings, Inc.	NV
*Clear Channel Outdoor Holdings Company Canada (FKA Eller
Holdings Company Canada)	DE
*Clear Channel Outdoor Holdings Inc. (FKA Eller Media Corporation)	DE
*Clear Channel Outdoor, Inc.	DE
Clear Channel Real Estate, LLC	DE
Clear Channel Satellite Services, Inc.	DE
*Clear Channel Spectacolor, LLC	DE
*Clear Channel Taxi Media, LLC	DE
Clear Channel Wireless, Inc.	NV
*Clear Channel Worldwide Holdings, Inc.	NV
Clearmart, Inc.	NV
Critical Mass Media	OH
*Eller Taxi TV, LLC	DE
*Eltex Investment Corp.	DE
*Exceptional Outdoor, Inc.	FL
*Interstate Bus Shelter, Inc.	PA
Jacor Broadcasting Corporation	OH
Jacor Broadcasting Of Colorado, Inc.	CO
Jacor Broadcasting Of Denver, Inc.	CA
Jacor Communications Company	FL
Jacor/Premiere Holding, Inc.	DE
Katz Communications, Inc.	DE
Katz Media Group, Inc.	DE
Katz Millennium Sales & Marketing, Inc.	DE
*Keller Booth Sumners JV	TX
*Kelnic II JV	DE
KTZMedia Corporation	DE
KVOS TV, Ltd.	BRITISH COLUMBIA
Lubbock Tower Company	TX
M Street Corp	WA
M Street, LLC	OH
Oklahoma City Tower Company	DE
*Outdoor Management Services, Inc.	NV
Premiere Radio Networks, Inc.	DE
Radio-Active Media, Inc.	DE
*Shelter Advertising Of America, Inc.	DE

Name	State of Incorporation
Terrestrial RF Licensing, Inc.	NV
The New Research Group, Inc.	NV
*Transportation Media of Texas JV	TX
Radio Computing Services, Inc.	NJ
*Clear Channel Airports of Georgia, Inc. *Get Outdoors Florida, LLC	GA FL
Media Monitors, LLC	NY
Musicpoint International, LLC	DE
*Interspace Services, Inc.	PA
*Sunset Billboards, LLC	WA
AMFM.com, Inc.	DE
Westchester Radio, LLC	DE
Duncan American Radio, LLC	IN
Radio Impact, LLC	DE
*Eller-PW Company, LLC	CA
*Clear Channel Brazil Holdco, LLC	DE
*Clear Channel Peoples, LLC	DE
Clear Channel Mexico, LLC	DE
*HCA, Inc.	IL

Name	Country Of Incorporation
Adcart AB*	Sweden
Adshel (Brazil) Ltda*	Brazil
Adshel Argentina SRL*	Argentina
Adshel Ireland Limited*	Ireland
Adshel Ltd.*	United Kingdom
Adshel Ltda*	Brazil
Adshel NI Ltd.*	United Kingdom
Affitalia SRL*	Italy
Aircheck India Pvt. Ltd.	India
Allied Outdoor Advertising Ltd.*	United Kingdom
Arcadia Cooper Properties Ltd.*	United Kingdom
Aristex*	Estonia
ARN Holdings Pty Ltd.	Australia
Barnett And Son Ltd.*	United Kingdom
Bk Studi BV*	Netherlands
BPS London Ltd.*	United Kingdom
BPS Ltd.*	United Kingdom
C.F.D. Billboards Ltd.*	United Kingdom
CC Cayco Ltd.*	Cayman Islands
Clear Channel Haidemenos Media SA*	Greece
Clear Channel International BV*	Netherlands
Clear Channel International Holdings BV*	Netherlands
CC LP BV*	Netherlands
Clear Channel Netherlands BV *	Netherlands
CCO International Holdings BV *	Netherlands
CCO Ontario Holding, Inc.*	Canada
China Outdoor Media Investment (HK) Co., Ltd.*	Hong Kong
China Outdoor Media Investment, Inc. *	British Virgin Islands
City Lights Ltd.*	United Kingdom

Name	Country Of Incorporation
Clear Channel Acir Holdings NV	Netherlands Antilles
Clear Channel Adshel AS *	Norway
Clear Channel Airport Pte Ltd *	Singapore
Clear Channel Australia Pty Ltd.	Australia
Clear Channel Baltics & Russia Limited *	Russia
Clear Channel Baltics And Russia AB *	Sweden
Clear Channel Banners Limited *	United Kingdom
Clear Channel Belgium SA *	Belgium
Clear Channel Brazil Holding Ltda.*	Brazil
Clear Channel Communications India Pvt Ltd *	India
Clear Channel CP III BV*	Netherlands
Clear Channel CP IV BV*	Netherlands
Clear Channel CV*	Netherlands
Clear Channel Danmark A/S *	Denmark
Clear Channel Entertainment of Brazil Ltd. *	Brazil
Clear Channel Espana SL *	Spain
Clear Channel Espectaculos SL*	Spain
Clear Channel Estonia A/S*	Estonia
Clear Channel European Holdings SAS *	France
Clear Channel Finland Ltd *	Finland
Clear Channel France SA*	France
Clear Channel (Gibraltar) Ltd.	Gibraltar
Clear Channel Hillenaar BV *	Netherlands
Clear Channel Holding AG *	Switzerland
Clear Channel Holding Italia*	Italy
Clear Channel Holdings CV*	Netherlands
Clear Channel Holdings, Ltd.*	United Kingdom
Clear Channel Hong Kong Ltd.*	Hong Kong
Clear Channel Ireland Ltd. *	Ireland
Clear Channel Italy Outdoor SRL *	Italy
Clear Channel Jolly Pubblicita SPA*	Italy
Clear Channel KNR Neth Antilles NV*	Netherlands Antilles
Clear Channel Latvia *	Latvia
Clear Channel Lietuva*	Lithuania
Clear Channel More France SA *	France
Clear Channel NI Ltd.*	United Kingdom
Clear Channel Norway AS *	Norway
Clear Channel Outdoor Company Canada*	Canada
Clear Channel Outdoor Limited *	United Kingdom
Clear Channel Outdoor Mexico SA de CV *	Mexico
Clear Channel Outdoor Mexico, Operaciones SA de CV *	Mexico
Clear Channel Outdoor Mexico, Servicios Administrativos, SA de CV *	Mexico
Clear Channel Outdoor Mexico, Servicious Corporativos, SA de CV *	Mexico
Clear Channel Outdoor Pty Ltd.*	Australia
Clear Channel Outdoor Spanish Holdings S.L.*	Spain
Clear Channel Overseas Ltd. *	United Kingdom
Clear Channel Pacific Pte Ltd. *	Singapore
Clear Channel Plakanda GmbH*	Switzerland
Clear Channel Poland Sp.Z.O.O. *	Poland
Clear Channel Sales AB *	Sweden

Name	Country Of Incorporation
Clear Channel Sao Paulo Participacoes Ltda*	Brazil
Clear Channel Singapore Pte Ltd.*	Singapore
Clear Channel Solutions Ltd.*	United Kingdom
Clear Channel South Africa Invest. Pty Ltd.*	South Africa
Clear Channel South America S.A.C.*	Peru
Clear Channel Sverige AB *	Sweden
Clear Channel Tanitim Ve Lierisin AS *	Turkey
Clear Channel UK Ltd *	United Kingdom
Clear Media Limited*	Bermuda
Comurben SA*	Morocco
Dauphin Adshel SA *	France
Defi Belgique *	Belgium
Defi Deutschland GmbH*	Germany
Defi France SAS *	France
Defi Group Asia*	Hong Kong
Defi Group SAS *	France
Defi Italia*	Italy
Defi Neolux *	Portugal
Defi Pologne SP Z.O.o*	Poland
Defi Reklam Kft *	Hungary
Defi Russie*	Russia
Defi Ukraine*	Ukraine
Dolis BV*	Netherlands
Eirtam Reklaam LIC*	Estonia
Eller Holding Company Cayman I*	Cayman Islands
Eller Holding Company Cayman II*	Cayman Islands
Eller Media Asesarris Y Comercializacion Publicataria*	Chile
Eller Media Servicios Publicitarios Ltd*	Chile
Epiclove Ltd.*	United Kingdom
Equipamientos Urbanos de Canarias SA*	Spain
Expoplakat Ltd.*	Sweden
Felice Display GmbH *	Switzerland
Foxmark UK Ltd. *	United Kingdom
France Bus Publicite*	France
France Rail Publicite*	France
Giganto Holding Cayman*	Cayman Islands
Giganto Outdoor SA*	Chile
Grosvenor Advertising Ltd.*	United Kingdom
Hainan Whitehorse Outdoor Advertising Media Investment Ltd.*	Hong Kong
Hillenaar Outdoor Advertising BV*	Netherlands
Hillenaar Services BV*	Netherlands
Iberdefi (Espagne)*	Spain
Idea Piu SP Z.O.o*	Poland
Illuminated Awnings Systems Ltd.*	Ireland
Infotrak SA*	Switzerland
Interpubli Werbe*	Switzerland
Interspace Airport Advertising Aruba *	Aruba
Interspace Airport Advertising Australia *	Australia
Interspace Airport Advertising Costa Rica SA *	Costa Rica
Interspace Airport Advertising Curacao NV *	Netherlands Antilles

Name	Country Of Incorporation
Interspace Airport Advertising Netherlands Antilles NV *	Netherlands Antilles
Interspace Airport Advertising Nevis W.I. *	West Indies
Interspace Airport Advertising New Zealand *	New Zealand
Kms Advertising Ltd.*	United Kingdom
L “Efficience Publicitaire SA*	Belgium
L & C Outdoor Comunicacao Visual Ltda.*	Brazil
Landimat*	France
Mars Reklam Ve Producksiyon AS*	Turkey
Maurice Stam Ltd*	United Kingdom
Mensa Sp ZO.o. *	Poland
Metrabus*	Belgium
Ming Wai Holdings Ltd.*	British Virgin Islands
MOF Adshel Ltd.*	United Kingdom
More Communications Ltd.*	United Kingdom
More Media Ltd.*	United Kingdom
More O’Ferrall Ltd.*	United Kingdom
More O’Ferrall Ireland Ltd. *	Ireland
Morebus Ltd.*	United Kingdom
Multimark Ltd.*	United Kingdom
Nitelites (Ireland) Ltd.*	Ireland
Mobiliario Urbano de Nueva Leon SA de CV*	Mexico
Outdoor Advertising BV*	Netherlands
Outdoor International Holdings BV*	Netherlands
Outstanding Media I Norge AS*	Norway
Outstanding Media Stockholm AB*	Sweden
Paneles Napsa. S.A. *	Peru
Parkin Advertising Ltd. *	United Kingdom
Plakanda Aida GmbH*	Switzerland
Plakanda Awi AG*	Switzerland
Plakanda GmbH *	Switzerland
Plakanda Management AG*	Switzerland
Plakanda Ofex AG*	Switzerland
Plakatron AG*	Switzerland
Planos AIE*	Spain
Postermobile Advertising Ltd.*	United Kingdom
Postermobile PLC.*	United Kingdom
Procom Publicidade via Publica Ltda*	Chile
PTKC Rotterdam BV *	Netherlands
Pubbli A SPA*	Italy
Publicidade Klimes Sao Paulo Ltda*	Brazil
Racklight SA de CV*	Mexico
Radio Broadcasting Australia Pty Ltd.	Australia
Radio Computing Services (Africa) Pty Ltd.	South Africa
Radio Computing Services (NZ) Ltd.	New Zealand
Radio Computing Services (SEA) Pte Ltd.	Singapore
Radio Computing Services (Thailand) Ltd.	Thailand
Radio Computing Services (UK) Ltd.	United Kingdom
Radio Computing Services Canada Ltd.	Canada
Radio Computing Services of Australia Pty Ltd.	Australia
Radio Computing Services Pvt. Ltd.	India

Name	Country Of Incorporation
RCS (China) Inc.	China
Regentfile Ltd.*	United Kingdom
Rockbox Ltd.*	United Kingdom
Safir Publicite SAS*	France
SARL RCS Europe	France
Score Ltd.*	United Kingdom
Score Outdoor (Midlands)*	United Kingdom
Score Outdoor (N. West) Ltd.*	United Kingdom
Score Outdoor (S. West)*	United Kingdom
Score Outdoor (Scotland) Ltd*	Scotland
Signways Ltd.*	United Kingdom
Simon Outdoor Ltd.*	Sweden
Sirocco International S.A.*	France
Sites International Ltd.*	United Kingdom
Sviluppo & Pubblicita Srl*	Italy
Taxi Media Holdings Ltd.*	United Kingdom
Taxi Media Ltd.*	United Kingdom
Team Relay Ltd.*	United Kingdom
The Canton Property Co. Ltd.*	United Kingdom
The Kildoon Property Co. Ltd.*	United Kingdom
Torpix Ltd.*	United Kingdom
Town & City Posters Advertising. Ltd.*	United Kingdom
Tracemotion Ltd.*	United Kingdom
Trainer Advertising Ltd.*	United Kingdom
Equipamientos Urbanos Del Sur SL*	Spain
Van Wagner Europe Holdings Ltd. *	United Kingdom
Van Wagner France SAS*	France
Van Wagner UK Ltd. *	United Kingdom
Vision Posters Ltd.*	United Kingdom
Werab Werbung Hugo Wrage GmbH & Co KG*	Germany
Williams Display Excellence AB *	Sweden
Pubblicita Zangari SRL*	Italy

* Following the IPO, Clear Channel Communications owns 89% of these entities.